April 30, 2025 Q1’25 Earnings Presentation Exhibit 99.1

Forward-Looking Statements Statements in this presentation that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include, but are not limited to, statements regarding: our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; our ability to successfully leverage our existing business platform and portfolio of assets to produce low carbon products and execute our strategy to become a leader in the energy transition in the chemical industry; the availability of raw materials; production volumes at our production facilities; and the anticipated cost and timing of our capital projects, including turnarounds. Forward-looking statements can generally be identified by words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “potential,” “should,” "will," “would,” and similar words or phrases, as well as by discussions of strategy, plans or intentions. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions, market conditions and price volatility for our products and feedstocks, global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors, including tariffs. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Stockholder Rights Plan in place to preserve substantial NOL’s Our Section 382 Stockholder Rights Plan as amended and restated (the “Rights Plan”), is intended to protect our substantial net operating losses (“NOLs”), carryforwards and other tax attributes. We can generally use our NOLs and other tax attributes to reduce federal and state income tax that would be paid in the future. Our ability to use our NOLs could be substantially limited if we experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Rights Plan has been designed to help prevent such an “ownership change.” The Rights Plan provides that if any person becomes the beneficial owner (as defined in the Code) of 4.9% or more of our common stock, stockholders other than the triggering stockholder will be entitled to acquire shares of common stock at a 50% discount or LSB may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person which currently owns 4.9% or more of LSB’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. Our Board of Directors has the discretion to exempt any person or group from the provisions of the Rights Plan. The Rights Plan is in effect until August 22, 2026, unless terminated earlier in accordance with its terms.

Solid year-over-year increases in AN and UAN production and sales volumes offset by higher natural gas costs; natural gas costs trending down in Q2’25 UAN pricing and overall fertilizer and industrial products demand is strong Zero recordable injuries for Q1’25 El Dorado low carbon ammonia progressing towards 2H’26 startup Q1’25 impacted by higher natural gas costs Increased sales volumes by 4% compared with Q1’24

Tariff impacts have been limited to-date Increased prices on imported nitrogen products lifting domestic selling prices <10% of LSB sales come from outside the country; limited to Mexico and Canada Only ~2% of U.S. corn exports went to China in 2024 with Mexico and Japan being much larger importers of corn from U.S. LSB buys parts, components and equipment used for maintaining plants from outside the U.S., predominantly Europe Currently assessing impact of potentially higher costs; seeking domestic sources where possible Source: USDA

Demand for our industrial products remains robust (1) Sources: Federal Reserve Economic Data Demand for ammonium nitrate (AN) bolstered by U.S. mining of metals, including copper for data centers and technology infrastructure, as well as quarrying/aggregate production for infrastructure upgrade and expansion Steady demand for nitric acid supported by the strength of the U.S. economy and consumer spending levels

Strong fertilizer pricing coupled with cost-advantaged natural gas(1) Sources: Green Markets® A Bloomberg Company, Barcharts.com,  Natural gas costs derived from forward strips as of 4/28/25

Corn futures prices are supportive of strong fertilizer demand(1) USDA forecasts for 2025 stocks-to-use ratio (STU) remains lower than 10-year average Corn futures prices reflect USDA outlook for smaller supplies and a decline in ending stocks Sources: USDA, Argus, Bloomberg, EIA, Management Estimates, Barcharts.com

Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. Adjusted EBITDA margin is a non-GAAP financial measure and is calculated as adjusted EBITDA divided by net sales. See the discussion and reconciliation in the appendix. Q1’25 Q1’24 Net Sales Adjusted EBITDA1 Adjusted EBITDA Margin2 $143 M  $138 M $29 M $33 M 20% 24% ($0.02) $0.08 Diluted EPS Net sales up year-over-year due to sales volume improvements for AN and UAN along with higher ammonia and AN selling prices Adjusted EBITDA impacted by higher natural gas costs Q1’25 financial results benefited from sales volume improvements $ in millions except EPS

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. Variable costs comprised predominantly of natural gas and electricity costs. Q1’25 adjusted EBITDA – stronger selling prices and volumes offset by higher natural gas costs (2) $ in millions (1) (1)

We are reducing our exposure to natural gas price volatility by increasing our sales volumes where we pass through our gas costs Source: Company estimates based on volume commitments under natural gas cost-plus contracts

$164 M $265 M $486 M $550 M $21 M $18 M $7 M $24 M 2.6X 2.5X Solid balance sheet with returns-focused capital allocation Increased capex reflects investments in expansion of ANS loading and storage to support growing demand Net debt/TTM Adjusted EBITDA of 2.6X, in-line with targeted level  Capital allocation focused on investing in facilities to increase profits coupled with prudent management of leverage Net debt calculated as total long-term debt including current maturities minus cash and cash equivalents and short-term investments. Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix. 3/31/25 3/31/24 Cash & ST Inv. Total Debt CAPEX Operating Cash Flow Net Debt(1)/ TTM  Adj. EBITDA(2) $ in millions

The Fertilizer Institute’s Verified Ammonia Carbon Intensity program has awarded pre-certification status to El Dorado ammonia plant The program is a voluntary certification of the carbon footprint of ammonia production at a specific facility from well to production gate The procedure for calculating the carbon intensity is audited by an independent third party to both validate the data and verify the calculated values Four North American ammonia plants have been pre-certified by the program, to date: LSB Industries – El Dorado CF Industries – Donaldsonville Nutrien – Geismar Nutrien – Redwater El Dorado achieves pre-certification status for low carbon ammonia

El Dorado low carbon ammonia project on track for late '26 startup

El Dorado
305-380K MT/y NH_3
400-500K MT/y CO_2


2022
2023
2024
2025
2026
1H
2H
1H
2H
1H
2H
1H
2H
1H
2H
Signed agreement with Lapis Energy
Filed application for Class VI permit with EPA
Signed 150K ton/y off-take with Freeport Minerals
Drilling stratigraphic wells
Expect Class VI Permit to Construct
Commence construction of CCS facility
Expect Class VI Permit to Inject CO_2
Begin operations



LSB

14

Appendix

EBITDA and Adjusted EBITDA Reconciliation (1) EBITDA is defined as net income (loss) plus interest expense and interest income net, plus loss (or less gain) on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (or less benefit) for income taxes. We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. EBITDA has limitations and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to a similarly titled measure of other companies. The above table provides a reconciliation of net income (loss) to EBITDA for the periods indicated. We have not provided a reconciliation between forecasted incremental EBITDA and net income (loss), the most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for selling prices and natural gas costs, among other items. These items may vary greatly between periods and could significantly impact future financial results. (2) Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed Turnaround activities on an annual basis, however we are moving towards extending Turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these Turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year. As a result, we believe it is more meaningful for investors to exclude them from our calculation of adjusted EBITDA used to assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items. The above table provides reconciliations of EBITDA excluding the impact of the supplementary adjustments. (1) (2)

Trailing Twelve Month EBITDA and Adjusted EBITDA* (1) See definition of EBITDA on previous page (2) See definition of adjusted EBITDA on previous page *Columns and rows may not foot due to rounding